Exhibit 99.1
                                                                    ------------


                      IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION

---------------------------------------------
                                              x
                                              :
                                              :   Chapter 11
In re:                                        :   Case No. 04-45814 (JWV)
                                              :
INTERSTATE BAKERIES                           :   Jointly Administered
  CORPORATION, et al.,                        :
               -- --                          :
                                              :   Hearing Date: April 12, 2006
                           Debtors.           :   Hearing Time:
                                              :   1:30 p.m. x Obj.
                                              :   Deadline: April 5, 2006
---------------------------------------------


               MOTION FOR ORDER PURSUANT TO 11 U.S.C. ss. 1121(d)
                    EXTENDING THE DEBTORS' EXCLUSIVE PERIODS
             WITHIN WHICH TO FILE AND SOLICIT ACCEPTANCES OF A PLAN
             ------------------------------------------------------

          Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company") and eight(1) of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"), submit this motion (the "Motion") for an order under 11 U.S.C. ss. 1121(d) to extend the Debtors' exclusive periods within which to file and solicit acceptances of plans. In support of this Motion, the Debtors respectfully represent as follows:


                                   BACKGROUND
                                   ----------

A.   The Chapter 11 Filings
     ---------------------

          1. On September 22, 2004 (the "Petition Date"), seven of the Debtors (the "Initial Debtors") each filed a voluntary petition in this Court for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as amended (the "Bankruptcy Code"). Furthermore, on


_____________________

(1) The following subsidiaries' and affiliates' chapter 11 cases are jointly administered with Interstate Bakeries' chapter 11 case: Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison's Foods, Inc.

January 14, 2006, the eighth debtor, Mrs. Cubbison's Foods, Inc. ("Mrs. Cubbison's"), also filed a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code. The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

          2. No trustee or examiner has been appointed in the Debtors' chapter 11 cases. On September 24, 2004, the United States Trustee (the "U.S. Trustee") appointed the official committee of unsecured creditors (the "Creditors' Committee") in these cases. A creditors' committee has not been appointed in the Mrs. Cubbison's Foods, Inc. case. On November 29, 2004, the U.S. Trustee appointed an official committee of equity security holders (the "Equityholders' Committee," collectively with the Creditors' Committee, the "Committees") in these cases.

          3. The Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2).

          4. The statutory predicate for the relief requested herein is section 1121(d) of the Bankruptcy Code.


B.   The Debtors
     -----------

          5. Collectively, the Debtors are one of the largest wholesale bakers and distributors of fresh baked bread and sweet goods in the United States. The Debtors produce, market and distribute a wide range of breads, rolls, croutons, snack cakes, donuts, sweet rolls and related products under national brand names such as "Wonder(R)," "Hostess(R)," "Baker's Inn(TM)" and "Home Pride(R),", "Mrs. Cubbison's(R)" as well as regional brand names such as

"Butternut(R)," "Dolly Madison(R)," "Drake's(R)" and "Merita(R)." Based on independent, publicly available market data, "Wonder(R)" bread is the number one selling branded bread sold in the United States and "Home Pride(R)" wheat bread is the number one selling wheat bread in the United States. "Hostess(R)" products, including "Twinkies(R)," "Ding Dongs(R)" and "HoHos(R)," are among the leading snack cake products sold in the United States.

          6. The Debtors currently operate 45 bakeries and approximately 800 distribution centers ("depots") at various locations around the country. From these bakeries and distribution centers, the Debtors' sales force delivers fresh baked goods to individual food outlets. As set forth in the monthly operating reports filed with the Court, the unaudited sales revenue for the 13 periods ending February 4, 2006 was $3,144,173,000. The Debtors also operate approximately 915 bakery outlets (known as "thrift stores") located in markets throughout the United States.

          7. The Debtors have approximately 27,000 employees, the majority of whose employment is covered by one of approximately 450 union contracts to which the Debtors are a party. Most of the Debtors' union employees are members of either the International Brotherhood of Teamsters (the "IBT") or the Bakery, Confectionery, Tobacco Workers & Grain Millers International Union (the "BCTGM").

          8. The Debtors' principal executive offices are located at 12 East Armour Boulevard in Kansas City, Missouri.

                                RELIEF REQUESTED
                                ----------------

          9. By prior orders of this Court (Docket Nos. 2329, 4437, and 5427), the period during which the Initial Debtors have the exclusive right to file plans (the "Initial Debtors' Plan Exclusive Period") was extended to May 18, 2006, and the period during which the Initial Debtors have the exclusive right to solicit and obtain acceptances of any such plans (the "Initial Debtors' Solicitation Exclusive Period") was extended to July 17, 2006.

          10. On January 14, 2006, Mrs. Cubbison's also filed a voluntary petition in this Court for reorganization relief under chapter 11 of the Bankruptcy Code. Pursuant to Section 1121 of the Bankruptcy Code, the period during which Mrs. Cubbison's has the exclusive right to file a plan or plans (the "Mrs. Cubbison's Plan Exclusive Period" and, together with the Initial Debtors' Plan Exclusive Period, the "Plan Exclusive Periods") currently expires on or about May 14, 2006, and the period during which Mrs. Cubbison's has the exclusive right to solicit and obtain acceptances of any such plan (the "Mrs. Cubbison's Solicitation Exclusive Period" and, together with the Initial Debtors' Solicitation Exclusive Period, the "Solicitation Exclusive Periods" and, together with the Plan Exclusive Periods, the "Exclusive Periods") currently expires on or about July 13, 2006.

          11. By this Motion, the Debtors seek an order pursuant to section 1121(d) of the Bankruptcy Code extending the Plan Exclusive Periods through September 22, 2006, and extending the Solicitation Exclusive Periods through November 21, 2006.


                                BASIS FOR RELIEF
                                ----------------

          12. The Exclusive Periods are intended to afford chapter 11 debtors a full and fair opportunity to rehabilitate their businesses and to negotiate and propose a reorganization plan -- without the deterioration and disruption of their businesses that might be caused by the filing of competing reorganization plans by nondebtor parties.

          13. The Debtors' operations are extensive and complex. For instance, as of the Petition Date, the Debtors employed more than 32,000 people; operated 54 bakeries, more than 1,000 distribution centers, and approximately 1,100 thrift stores; and utilized approximately 9,100 delivery routes to deliver their products to individual food outlets. As described in more detail below, since the Petition Date, the Debtors have engaged in significant consolidation activities. Nonetheless, the Debtors' cases remain among the largest pending before any bankruptcy court in the United States. The sheer size and complexity of the Debtors' cases alone justifies an extension of the Exclusive Periods.

          14. The Debtors have also made significant progress in the reorganization process. In the initial stages of these Chapter 11 cases, the Debtors focused on transitioning into Chapter 11 and ensuring stable operations and an uninterrupted flow of the Debtors' products. The Debtors successfully achieved this transition.

          15. Simultaneously, the Debtors' embarked on their operational turnaround in these cases by focusing on certain quickly identified opportunities for cost reductions. The Debtors took such actions as closing their Florence, S.C. facility; implementing a reduction in force; reducing corporate costs; reducing or suspending certain employee benefit programs; and renegotiating their relationship with Accenture. While increasing the Debtors' operational efficiency, such efforts did not completely offset the continuing decline in sales revenue nor sufficiently address the Debtors' cost structure.

          16. In the next stage of their restructuring process, the Debtors have been engaged in an exhaustive review of each of the Debtors' ten profit centers on an individual basis. As detailed more extensively in the Debtors' motions concerning consolidation activities within the ten profit centers (Docket Nos. 4178, 4478, 5291, 5469, and 6004), to achieve this end, the Debtors employed an iterative approach to identify areas for improvement in efficiency and profitability for each profit center, among other things.

          17. Because of the extensive effort in reviewing even one profit center, the reviews of the individual profit centers were staggered. To date, the Debtors have completed the reviews and effected the consolidations in nine of their profit centers. The Debtors have begun the proposed consolidation activities in the tenth profit center.

          18. Such consolidation activities have or will affect many of the Debtors' bakeries, depots and routes. Indeed, the Debtors have closed or have announced the closure of seven bakeries, approximately 200 distribution centers, and approximately 200 thrift stores. The Debtors have also remapped almost all of their original 9,100 delivery routes, eliminating many, and each employee must adjust to and manage the new route structure. Implementation of the profit center consolidations also included such other things as issuing WARN notices, educating employees and customers regarding the changes, obtaining court approval, and responding to and acting on initial results as necessary.

          19. When the Debtors began the profit center review process, they recognized that such complex consolidation activities would entail certain implementation risks. For example, it could not be determined with precision that forecasted sales would be achieved in terms of either sales volume or gross margin. As mentioned in the previous motion to extend the Exclusive Periods, the Debtors anticipated that there would be a period of transition before the true impact of the projected efficiencies could be realized. Accordingly, the Debtors have been and will continue to evaluate the impact of such activities. The initial results have been mixed and the analysis of the results has been complicated by a number of factors. For instance, the costs of the Debtors' raw materials and energy have increased dramatically over the last 6 months. Sugar has increased approximately 30%, flour has increased approximately 10%, packaging has increased approximately 7%, and energy costs have increased approximately 20%. As a consequence, the Debtors have announced that they are examining the prospect of passing these increased costs along through strategic pricing actions. The Debtors have seen similar actions by competitors. The Debtors will need to monitor and analyze future sales results to ascertain the implications of any price increases on customer demand.

          20. Similarly, within the last two months, the Debtors have re-launched their iconic "Wonder Bread" brand on a national basis. In addition to "Wonder(R) Classic," the Debtors launched "Wonder(R) Made with Whole Grain White," "Wonder Kids(R)," and "Wonder(R) White Bread FansTM 100% Whole Grain." The re-launch and new product launches have yielded positive sales results, but given the magnitude of the initiative, additional time and analysis is required to determine the overall net impact.

          21. In addition to the "Wonder Bread" initiatives, since the Petition Date, the Debtors redesigned the packaging for the entire Hostess(R) line; engaged in a major promotional and public relations campaign in connection with Twinkies' 75th anniversary, and executed various promotional partnerships such as the successful promotion of green creme-filled Hostess(R) Twinkies(R) in connection with the DVD release of Shrek 2 and the Race Divas promotion with such female racing stars as Danica Patrick.

          22. Contemporaneously with such consolidation activities and marketing initiatives, the Debtors have continued to seek new, longer term arrangements with its union employees' collective bargaining units which will, upon any eventual assumption as part of a plan of reorganization, aid in the Debtors' emergence from Chapter 11.

          23. To date, the Debtors have reached long-term extensions with 42 of their local collective bargaining units representing approximately 21% of the Debtors' unionized workforce. The long-term extensions modify and extend the respective existing collective bargaining agreements until 2010.

          24. Under such long-term extensions, the Debtors have reached agreements with locals affiliated with each of the IBT and the BCTGM. The IBT and the BCTGM are by far the two largest unions with which the Debtors' unionized employees are affiliated. The Debtors hope to use these agreements as the framework for negotiating similar agreements with the remaining IBT and BCTGM collective bargaining units, among others. Despite this initial progress, substantial work remains to be done to reach acceptable agreements with the remaining collective bargaining units.(2)

          25. The Debtors have also diligently attended to other significant matters. For instance, the Debtors have continuously worked on completing audits, adopting financial controls to comply with Sarbanes-Oxley, responding


____________________________

(2) Out of an abundance of caution, and due to the fact that the volume of collective bargaining agreements necessitates that negotiations occur seriatim, the Debtors have entered into long-term extensions pursuant to the procedure established by this Court, which defers assumption of any collective bargaining agreements until negotiations with all bargaining units are completed. Given the passage of time during this process, it is possible that the Debtors may face circumstances that will necessitate re-visiting the long-term extensions, including the need for the Debtors to seek further concessions. In the event this becomes necessary, the Debtors reserve the right to do so.

to a pending SEC investigation, and addressing various tax issues, including net operating losses generated after the cases were filed. The Debtors have made significant progress on these fronts and have been working in cooperation with their auditors.

          26. The Debtors are also making progress in the realm of claims resolution. On May 19, 2005, the Debtors filed the Motion Pursuant to 11 U.S.C. ss.ss.102(1), 105(a) and 502, Fed. R. Bankr. P. 3007 and 9019(b) and
Local Rule 3007-1 for Approval of Claims Resolution Procedures which has enabled the Debtors to streamline the process of settling claims. The Debtors have also filed sixteen omnibus objections to claims resulting in more than 2,500 claims being modified or removed from the Debtors' claims registers. The Debtors have made considerable progress in reviewing the claims filed against the estates, and the Debtors expect to continue to make progress resolving the more than 8,800 claims filed in their cases through negotiation and further omnibus claims objections.

          27. Furthermore, the Debtors are engaged in a comprehensive review of their real property assets. To date, the Debtors have filed 21 motions rejecting approximately 355 real property leases, thereby reducing unnecessary drains on the Debtors' cash resources. The Debtors have also sold real property in the aggregate amount of approximately $84 million.

          28. Fully understanding the impact of the operational changes implemented in the ten profit centers, the inflation in the cost of materials, packaging and energy and any resulting increases in pricing to customers, the marketing initiatives, and the Debtors' union contracts will be essential in the next stage of the restructuring process and the development of a long-term business plan. Once the Debtors have formulated a long-term business plan, the Debtors must test the business plan. A credible long-term business plan is essential to the assessment of a reasonable range of values for the Debtors' reorganized businesses and the determination of how much debt and equity those businesses will be able to support; both of which assessments are prerequisites to the filing of a plan of reorganization. Moreover, once the Debtors have formulated a credible long-term business plan, the Debtors anticipate engaging in discussions with all of the Debtors' constituents regarding a plan of reorganization, including continuing discussions with the union employees' collective bargaining units, as necessary.

          29. The Debtors submit that given these circumstances the Debtors' requested extension of the Plan Exclusive Periods through September 22, 2006 and the Solicitation Exclusive Periods through November 21, 2006 is justified under the circumstances.(3) The Debtors believe that these extensions will allow them to evaluate the efforts outlined above, formulate a long-term business plan, and engage in discussions with the Debtors' constituencies regarding a plan of reorganization.


                              APPLICABLE AUTHORITY
                              --------------------

          30. Section 1121(d) of the Bankruptcy Code provides that:


         [o]n request of a party in interest made within the respective periods specified in subsections (b) and (c) of this section and after notice and a hearing, the court may for cause reduce or increase the 120-day period or the 180-day period referred to in this section.


______________________

(3) The Debtors note that the requested extensions of the Plan Exclusive Periods coincide with the current maturity date of the Initial Debtors' post-petition financing facility, and that the requested extensions of the Solicitation Exclusive Periods would extend beyond this maturity date. The Initial Debtors have begun discussions with the agent for the post-petition lenders regarding an extension of the maturity date.

11 U.S.C. ss. 1121(d). Whether "cause" exists to extend a debtors' exclusive periods to file and solicit acceptances of a plan is a decision committed to the sound discretion of the bankruptcy court based upon the facts and circumstances of each particular case. See In re Texaco, Inc., 76 B.R. 322, 325 (Bankr. S.D.N.Y. 1987). Bankruptcy courts are afforded maximum flexibility to review the particular facts and circumstances of each case. See In re Public Serv. Co., 88 B.R. 521, 534 (Bank. D.N.H. 1988) ("[T]he legislative intent . . .
[is] to promote maximum flexibility . . . ."); see also First American Bank
v. Southwest Gloves and Safety Equip., Inc., 64 B.R. 963, 965 (D. Del. 1986) (acknowledging flexibility that section 1121(d) provides); H.R. Rep. No.
95-595, at 232 (1978) ("[T]he bill allows the flexibility for individual cases that is unavailable today."), reprinted in 1978 U.S.C.C.A.N. 5963, 6191.

          31. In determining whether cause exists to extend a debtor's exclusive periods, courts examine several factors, including the following:

              (a)  The size and complexity of the case;

              (b)  The existence of good faith progress towards reorganization;

              (c) Whether the debtor is seeking to extend exclusivity to pressure creditors to accede to the debtor's reorganization demands;

              (d) The existence of an unresolved contingency and the need to resolve claims that may have a substantial effect on a plan; and

              (e)  Whether the debtor is paying its bills as they come due.


See In re Express One Int'l, Inc., 194 B.R. 98, 100 (Bankr. E.D. Tex. 1996); In re Crescent Mfg., 122 B.R. 979, 982 (Bankr. N.D. Ohio 1990) (citing In re Texaco, 76 B.R. at 327); In re Wisconsin Barge Line, Inc. 78 B.R. 946 (Bankr. E.D. Mo. 1987); In re McLean Indus., Inc., 87 B.R. 830, 834 (Bankr. S.D.N.Y.
1987).

          32. When evaluating these factors, the goal is to determine whether a debtor has had a reasonable opportunity to negotiate an acceptable plan with various interested parties and to prepare adequate financial and non-financial information concerning the ramifications of any proposed plan for disclosure to creditors. See, e.g., In re UNR Industries, Inc.,72 B.R. 789, 792 (Bankr. N.D.Ill 1987) (Court granted UNR's second request for extension of exclusivity deadline to file a plan of reorganization over objections of the committee and other parties in interest in order to leave open the possibility of filing a consensual plan); In re McLean, 87 B.R. at 833-34; In re Texaco, 76 B.R. at 326.

          33. Courts have recognized the benefits and practical necessities of extending a debtor's exclusive periods in large complex cases when there is no indication that the debtor is attempting to abuse the chapter 11 process through such extensions. See, e.g., In re Farmland Industries, Inc., Case No. 02-50557 (Bankr. W.D. Mo. 2002) (aggregate exclusivity of approximately 14 months); In re Wire Rope Corporation of America, Inc., Case No. 02-50493 (Bankr. W.D. Mo. 2002) (aggregate exclusivity of more than 14 months); In re UAL Corporation, Case No. 02-48191 (Bankr. N.D. Ill. 2002) (aggregate exclusivity granted for approximately 39 months); In re Kmart Corporation, Case No. 02-02474 (Bankr. N.D. Ill. 2002) (aggregate exclusivity granted for more than 17 months); In re Kaiser Aluminum Corporation, Case No. 02-10429 (Bankr.
D. Del. 2002) (aggregate exclusivity of more than 49 months); In re Hayes Lemmerz International Inc., Case No. 01-11490 (Bankr. D. Del. 2002) (aggregate exclusivity of more than 16 months); In re Bethlehem Steel Corp., Case No. 01-15288 (Bankr. S.D.N.Y. 2002) (aggregate exclusivity of more than 21 months); In re USG Corporation, Case No. 01-2094 (Bankr. D. Del. 2001) (aggregate exclusivity of more than 63 months); In re Safety-Kleen, Corp., Case No. 00-02303 (Bankr. D. Del. 2000) (aggregate exclusivity of more than 30 months); In re Service Merchandise Company, Inc., Case. No. 399-02649 (Bankr. M.D. Tenn. 1999) (aggregate exclusivity of more than 47 months). Consistent with these cases, sufficient cause exists for the extension of the Exclusive Periods as requested by the Debtors in this Motion.


A.   These Cases are Large and Complex
     ---------------------------------

          34. The size and complexity of the Debtors' chapter 11 cases alone constitute sufficient cause to extend the Exclusive Periods. See, e.g. In re Express One, 194 B.R. at 100 ("The traditional ground for cause is the large size of the debtor and the concomitant difficulty in formulating a plan of reorganization"); In re Texaco Inc., 76 B.R. at 326 ("The large size of the debtor and the consequent difficulty in formulating a plan of reorganization for a huge debtor with a complex financial structure are important factors which generally constitute cause for extending the exclusivity periods."); see also H.R. Rep. No. 595, 95th Cong., 1st Sess. 231, 232, 406 (1978), reprinted in 1978 U.S.C.C.A.N. 5787, 6191, 6362 ("[I]f an unusually large company were to seek reorganization under Chapter 11, the Court would probably need to extend the time in order to allow the debtor to reach an agreement."). These and other authorities show that, in large, complex chapter 11 cases, courts consistently extend the debtor's exclusive periods to afford the debtor time to stabilize its business, analyze reliable information to diagnose problems, and formulate a long-term business plan before commencing the plan of reorganization process.

          35. These cases are certainly large and complex. At the time the Debtors filed these cases:


     o the Debtors were the largest wholesale baker and distributor of fresh baked bread and sweet goods in the United States;

     o the Debtors employed more than 32,000 people and were party to approximately 500 union contracts;

     o the Debtors maintained a massive production and distribution operation comprised of 54 bakeries and more than 1,000 distribution centers from which the Debtors' sales force delivered fresh baked goods on approximately 9,100 delivery routes to more than 200,000 food outlets;

     o the Debtors also operated a sizable retail operation consisting of approximately 1,200 thrift stores;

     o    the Debtors were party to over 1200 real estate leases;

     o    the Debtors operated in 49 states and the District of Columbia; and

     o the Debtors listed approximately $1.626 billion in assets, $1.322 billion in liabilities, and $3.468 billion in annual sales.


          36. A debtor's chapter 11 case need not even approach the magnitude of these cases to justify an extension of the exclusive periods based on size and complexity. See, e.g., In re United Press Int'l, 60 B.R. 265, 270 (Bankr. D.D.C. 1986) ($40 million company granted extension of exclusive periods based on size and complexity of case; "In many much smaller cases, involving far less complications, two or three years go by before the debtor is in a position to file a plan"). These cases are among the largest and most complex pending anywhere in the United States, and by any measure, the Debtors' chapter 11 cases are sufficiently large and complex to warrant the requested extension of the Exclusive Periods.


B.   The Debtors Have Made Progress Toward Reorganization
     ----------------------------------------------------

          37. An extension of a debtor's exclusive periods also is justified by a debtor's progress in resolving issues facing its creditors and estate. In re Amko Plastics, Inc., 197 B.R. 74, 77 (Bankr. S.D. Ohio 1996). As detailed in paragraphs 14 - 27 above, the Debtors' progress in these cases is significant and compels an extension of the Exclusive Periods.

          38. Understanding the impact of any operational changes made in the ten profit centers, pricing, marketing initiatives, and the Debtors' union contracts will be essential in the next stage of the restructuring process and the development of a long-term business plan. Once the Debtors have formulated a long-term business plan, the Debtors must test the business plan. A credible long-term business plan is essential to the assessment of a reasonable range of values for the Debtors' reorganized businesses and the determination of how much debt and equity those businesses will be able to support. Both of these assessments are prerequisites to discussions regarding and the filing of a plan of reorganization.

          39. As outlined above, the Debtors have taken significant steps towards reorganization. Moreover, the items listed above represent only a subset of what the Debtors have accomplished to date. Such progress justifies an extension of the Exclusive Periods.


C.   The Debtors Are Not Using Exclusivity to Pressure Creditors
     -----------------------------------------------------------

          40. Courts have denied extensions of exclusive periods where plan negotiations among parties in interest have broken down, and the continuation of exclusivity would merely give the debtor unfair bargaining leverage over the other parties in interest. See Lake in the Woods, 10 B.R. 338, 345 (Bankr. E.D. Mich. 1981). In this case, the Debtors' reorganization is proceeding at an appropriate pace. The Debtors' request for an extension of the Exclusive Periods is not a negotiation tactic, but instead, merely a reflection of the fact that these cases still are not yet ripe for the formulation and confirmation of a viable plan of reorganization. The most important goal to be achieved in this phase of this case is analyzing the impact of the Debtors' extensive operational changes and responding as necessary.

          41. Moreover, the Debtors have kept sight of the need to deal with all parties in interest in these cases. The Debtors and their professionals have consistently conferred with these constituencies on all major substantive and administrative matters in these cases, often altering their positions in deference to the views of the Committees, the U.S. Trustee, the unions, the prepetition lenders or the postpetition lenders. The Debtors will, of course, continue to work with these constituencies.


D.   The Debtors Are Paying Their Bills As They Come Due
     ---------------------------------------------------

          42. Courts considering an extension of exclusivity may also assess a debtor's liquidity and solvency. See In re Ravenna Indus., 20 B.R. 886, 890 (Bankr. N.D. Ohio 1982). Here, the Debtors are paying their bills as they come due. As described in the Debtors' most recent monthly operating report filed with the Court, as of February 4, 2006, the Debtors had $93.3 million in unrestricted cash, and the amount of the Debtors' post-petition financing facility available for borrowing was $82.9 million.

          43. As described above, cause exists to extend the Exclusive Periods. Further, there is no harm in granting the requested extensions now because they will be without prejudice to the right of any party to request a termination of exclusivity at any time. The Debtors submit that the relief requested herein is in the best interests of the Debtors, their estates, and other parties in interest.

          WHEREFORE, the Debtors respectfully request that the Court enter an order (a) extending the Debtors' exclusive periods to file and solicit acceptances of a plan of reorganization through and including September 22, 2006 and November 21, 2006, respectively and (b) granting such other and further relief as may be just and proper.


Dated:   Kansas City, Missouri
         March 23, 2006


                                         /s/ J. Eric Ivester
                                       --------------------------------------
                                       J. Eric Ivester (ARDC No. 06215581)
                                       Samuel S. Ory (Missouri Bar No. 43293)
                                       SKADDEN ARPS SLATE MEAGHER
                                                    & FLOM LLP
                                       333 West Wacker DriVe, Suite 2100
                                       Chicago, Illinois  60606-1285
                                       Telephone: (312) 407-0700
                                       Facsimile: (312) 407-0411
                                       e-mail: ibcinfo@skadden.com


                                                   - and -


                                       J. Gregory Milmoe (JM
                                       0919) SKADDEN ARPS SLATE
                                       MEAGHER
                                                    & FLOM LLP
                                       Four Times Square
                                       New York, New York 10036-6522
                                       Telephone: (212) 735-3000
                                       Facsimile: (212) 735-2000


                                                     - and -

                                         /s/ Paul M. Hoffmann
                                       -----------------------------------------
                                       Paul M. Hoffmann (Missouri Bar No. 31922)
                                       STINSON MORRISON HECKER LLP
                                       1201 Walnut, Suite 2900
                                       Kansas City, MO 64106-2150
                                       Telephone: (816) 691-2746
                                       Facsimile: (888) 625-7290
                                       e-mail: phoffmann@stinsonmoheck.com


                                       Attorneys for the Debtors
                                       and Debtors-in-Possession

                                 PROPOSED ORDER

                     IN THE UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF MISSOURI
                              KANSAS CITY DIVISION



---------------------------------------------
                                              x
                                              :
                                              :   Chapter 11
In re:                                        :
                                              :   Case No. 04-45814 (JWV)
INTERSTATE BAKERIES                           :
  CORPORATION, et al.,                        :   Jointly Administered
               -- --                          :
                                              :
                           Debtors.           :
                                              :
                                              :
---------------------------------------------


               ORDER PURSUANT TO 11 U.S.C. ss. 1121(d) EXTENDING
                 THE DEBTORS' EXCLUSIVE PERIODS WITHIN WHICH TO
                     FILE AND SOLICIT ACCEPTANCES OF A PLAN
                     --------------------------------------


          This matter having come before the Court on the motion (the "Motion"),(1) of Interstate Bakeries Corporation ("Interstate Bakeries" or the "Company") and eight(2) of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"), for an order under 11 U.S.C. ss. 1121(d) to extend the Debtors' exclusive periods within which to file and solicit acceptances of plans; and the Court having reviewed the Motion; and the Court having determined that the relief requested in this Motion is in the best interests of the Debtors, their estates, their creditors and other parties-in-interest; and it appearing that notice of the Motion was good and sufficient and that no other or further notice need be given; and upon the


____________________________

(1) Capitalized terms not otherwise defined herein have the meanings given to them in the Motion.

(2) The following subsidiaries' and affiliates' chapter 11 cases are jointly administered with Interstate Bakeries' chapter 11 case: Armour and Main Redevelopment Corporation; Baker's Inn Quality Baked Goods, LLC; IBC Sales Corporation; IBC Services, LLC; IBC Trucking LLC; Interstate Brands Corporation; New England Bakery Distributors, L.L.C, and Mrs. Cubbison's Foods, Inc.

record herein; and after due deliberation thereon; and good and sufficient cause appearing therefor, it is hereby


          ORDERED, ADJUDGED AND DECREED THAT:


          1. The Motion is GRANTED.


          2. The Plan Exclusive Periods are extended to and including September 22, 2006.


          3. The Solicitation Exclusive Periods are extended to and including November 21, 2006.


          4. Entry of this Order is without prejudice to (i) the Debtors' right to seek from this Court such additional and further extensions of the Exclusive Periods as may be necessary or appropriate or (ii) any party in interest's right to seek to reduce the Exclusive Periods for cause in accordance with 11 U.S.C. ss. 1121(d).


          5. This Court shall retain jurisdiction over all matters arising from or related to the implementation of this Order.


Dated:   Kansas City, Missouri
         March 23, 2006





                                             -----------------------------------
                                             UNITED STATES BANKRUPTCY